
                                         Three Months Ended June 30,                         Six Months Ended June 30,
                              --------------------------------------------------  --------------------------------------------------
                                       1997                      1996                      1997                      1996
                              -----------------------    -----------------------  ------------------------   -----------------------
                              Primary   Fully Diluted    Primary   Fully Diluted   Primary    Fully Diluted  Primary   Fully Diluted
                              -----------------------    -----------------------  -------------------------  -----------------------


Weighted Average Shares
Outstanding for the Period      8,574,093    8,574,093    8,566,456   8,566,456     8,570,296    8,570,296    8,343,346    8,343,346

Dilutive Common Stock
Options Using the Treasury
Stock Method                            0            0      379,610     379,610             0            0      449,427      447,602

                              -------------------------  -----------------------  -------------------------  -----------------------
 Total Shares Used for Per
 Share Calculations             8,574,093    8,574,093    8,946,066   8,946,066     8,570,296    8,570,296     8,792,773   8,790,948
                              =========================  =======================  =========================  =======================

 Net Income (Loss)            $(1,371,000) $(1,371,000)  $  521,000  $  521,000   $(1,726,000)  $(1,726,000) $   579,000  $  579,000
                              =========================  =======================  ========================= ========================

 Net Income (Loss) Per Share  $     (0.16) $     (0.16)  $     0.06  $     0.06   $     (0.20)  $     (0.20) $      0.07  $     0.07
                              =========================  =======================  =========================  =======================
